Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2022 with respect to the audited financial statements of Greenwich Lifesciences, Inc. for the years ended December 31, 2021 and 2020.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 5, 2022